                                                                   EXHIBIT 10(d)

                            SUPPLEMENTAL AGREEMENT
                            ----------------------

This Supplemental Agreement entered into as of the 1st day of November, 1995 by and between Frank R. Jarc ("Jarc") and R. R. Donnelley & Sons Company ("Donnelley").

                                  WITNESSETH:

WHEREAS, Jarc is currently on a leave of absence from Donnelley pursuant to the terms of a Retirement and Release Agreement dated May 18, 1995 (the "Agreement"); and

WHEREAS, Donnelley and Jarc have determined that notwithstanding his leave, Jarc can provide certain services for Donnelley and related to Donnelley's businesses in South America;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1. Jarc shall spend up to ten (10) business days traveling in South America for Donnelley, and shall conduct meetings with government and business representatives as approved by Donnelley for an assessment of on-going opportunities in South America. Upon his return, Jarc shall summarize in writing for Donnelley the results of his meetings and his impressions therefrom.

2. As compensation for the services described, Donnelley shall pay to Jarc as additional compensation to that otherwise due under the Agreement, the sum of five hundred dollars ($500) per hour for up to four thousand dollars ($4,000) per day for each day spent by Jarc in South America, subject to withholdings taxes as required by law. Further, Donnelley shall reimburse Jarc for all out-of-pocket expenses incurred by him in traveling to South America and conducting meetings there, as well as reimbursing Jarc for travel expenses of Jarc's spouse should it be beneficial to Donnelley that she accompany him.

3. Jarc acknowledges that he continues to be bound by the terms of the Agreement Regarding Confidential Information, Intellectual Property and Non-Solicitation of Employees, executed on November 1, 1988 and set forth as Exhibit B to the Agreement.

4. The provisions hereof are in addition to the provisions of the Agreement, but supersede and replace any other agreements, either oral or written, between the parties as to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Supplemental Agreement as of the date first above written.

                                                 R. R. DONNELLEY & SONS COMPANY


/s/ Frank R. Jarc                             By: /s/ Steven J. Baumgartner
---------------------------------                 -----------------------------
Frank R. Jarc                                         Steven J. Baumgartner